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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-83768 and 33-78925 of Boyd Bros. Transportation Inc. and subsidiary on Form S-8 of our reports dated February 9, 2001 (March 28, 2001 as to the waiver letters described in Note 4), appearing in and incorporated by reference in this Annual Report on Form 10-K of Boyd Bros. Transportation Inc. and subsidiary for the year ended December 31, 2000.



Birmingham, Alabama
March 29, 2001